Exhibit 99.2

ESAB Corporation Announces Pricing of its 5.625% Senior Notes due 2031

NORTH BETHESDA, MD — March 12, 2026 — ESAB Corporation (“ESAB” or the “Company”) (NYSE: ESAB), a focused premier industrial compounder, announced today the pricing of its previously announced offering of $1,000.0 million aggregate principal amount of 5.625% Senior Notes due 2031 (the “Notes”). ESAB intends to use the net proceeds from the sale of the Notes to pay a portion of the purchase price of all of the issued and outstanding shares of Eddyfi Holding Inc., a corporation incorporated under the laws of the Province of Québec (“Eddyfi”), and certain related entities (such transaction, the “Acquisition”). The Notes will be guaranteed (the “Guarantees”) by certain of ESAB’s current and future domestic restricted subsidiaries. The offering is expected to close on March 26, 2026, subject to customary closing conditions.

The Notes and the related Guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. As a result, the Notes and the related Guarantees may not be offered or sold within the United States to or for the account or benefit of any U.S. person unless the offer or sale would qualify for a registration exemption under the Securities Act and applicable state securities laws. Accordingly, the Notes and the related Guarantees are being offered only to a limited number of U.S. investors that ESAB reasonably believes to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act, and to certain persons outside the United States in accordance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of the Notes or the related Guarantees in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release contains information about the pending offering of the Notes, and there can be no assurance that the offering will be completed.

About ESAB

Founded in 1904, ESAB is a focused premier industrial compounder. The Company’s rich history of innovative products, workflow solutions and business system ESAB Business Excellence, enables its purpose of Shaping the world we imagineTM. ESAB is based in North Bethesda, Maryland and employs approximately 10,300 associates and serves customers in approximately 150 countries.

Cautionary Note Concerning Forward Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the completion of the offering of the Notes, the use of the net proceeds therefrom, the Acquisition of Eddyfi, future results and leverage after the Acquisition and funding of the Acquisition, the Company’s plans, goals, objectives, outlook, expectations, and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including general risks and uncertainties such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the war in Ukraine and the conflict in the Middle East and the resulting escalating geopolitical tensions; impact of supply chain disruptions; the impact of creditworthiness and financial viability of customers; impact of inflationary pressures, tariffs and trade policies, foreign exchange fluctuations and commodity prices; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 20, 2026, as well as other risks discussed in the Company’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Investor Relations Contact:
Mark Barbalato
Vice President, Investor Relations
E-mail: investorrelations@esab.com
Phone: 1-301-323-9098

Media Contact:
Tilea Coleman
Vice President, Corporate Communications
E-mail: mediarelations@esab.com
Phone: 1-301-323-9092